INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No.
39 to Registration Statement No. 2-90309 on Form N-1A under the Securities Act of 1933, of our report dated February 7, 2003, relating to Summit Mutual Funds, Inc. - Pinnacle
Series, including S&P 500 Index Portfolio, S&P MidCap 400
Index Portfolio, Russell 2000 Small Cap Index Portfolio,
Nasdaq-100 Index Portfolio, EAFE International Index
Portfolio, Balanced Index Portfolio, Zenith Portfolio, and
Bond Portfolio, appearing in the Statement of Additional
Information, and to the references to us under the captions
"Financial Highlights" in the prospectus and "Independent
Auditors" in the Statement of Additional Information, which are part of such Registration Statement.





DELOITTE & TOUCHE LLP
Chicago, Illinois
April 28, 2003